            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2009, with respect to the consolidated financial statements and schedule included in the Annual Report of Baldwin Technology Company, Inc. on Form 10-K for the year ended June 30, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Baldwin Technology Company, Inc. on Forms S-3 (File No. 33-33104, effective February 1, 1990, File No. 33-42265, effective November 18, 1991 and File No. 33-41586, effective July 15, 1991) and on Forms S-8 (File No. 33-20611, effective April 3, 1988, File No. 33-30455, effective August 9, 1989, File No. 33-58104, effective February 10, 1993, File No. 33-58106, effective February 9, 1993, File No. 33-56329, effective November 4, 1994, File No 333-44631, effective January 21, 1998, File No. 333-95743, effective January 31, 2000, File No. 333-121275, effective December 15, 2004, File No. 333-131404, effective January 31, 2006 and File No. 333-157437, effective February 20,
2009).


/s/ GRANT THORNTON LLP

New York, New York
September 28, 2009